Exhibit 99.1

 AMENDMENT TO CHANGE OF CONTROL AGREEMENT

FOR
[EXECUTIVE NAME]

THIS AMENDMENT TO CHANGE OF CONTROL AGREEMENT dated as of October __, 2011 (this "Amendment"), amends that certain Change of Control Agreement dated ________, ____, as previously amended by Amendment to Change of Control Agreement dated December 16, 2009 (as so amended, the “Agreement”) by and among DNB FINANCIAL CORPORATION ("Holding Company"), DNB FIRST, NATIONAL ASSOCIATION, a national banking association with principal offices at 4 Brandywine Avenue, Downingtown, PA 19335 ("Bank") (Holding Company and Bank are sometimes referred to individually and collectively herein as the "Company") and _____________________________________, an individual ("Executive").

Background

A. The Company has repaid all funds received pursuant to the Emergency Economic Stabilization Act of 2008, as amended, including without limitation as amended by ARRA ("EESA") and the American Recovery and Reinvestment Act of 2009 (“ARRA”), and as a result, the TARP Provisions, as defined in the Agreement, no longer apply to the Executive’s compensation and benefits.

B. The Company and the Executive desire to amend the Agreement to reflect that the Amendment to Change in Control Agreement dated December 16, 2009 is hereafter null and void and shall have no further force and effect from and after the date hereof.

C. The Boards of Directors of the Holding Company and the Bank have each approved this Agreement and it is intended to be maintained as part of the official records of the Holding Company and the Bank.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

1. Definitions.  Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the respective meanings assigned thereto in the Agreement.

2. Cancellation of Amendment to Change in Control Agreement dated December 16, 2009.  The Amendment to Change in Control Agreement dated December 16, 2009 by and between the Company and the Executive is hereby cancelled and shall have no further force or effect.

3. Reaffirmation of Agreement as Amended; Conflicts.  All of the provisions of the Agreement, as amended by this Amendment, remain in full force and effect.  In the event that any express provision of the Agreement conflicts with any express provision of this Amendment, the express provisions of this Amendment shall control.  All references to the “Agreement” hereafter shall mean the Agreement as amended by this Amendment.

4. Amendments. No amendments to this agreement shall be binding unless in a writing, signed by both parties, which states expressly that it amends the Agreement.

5. Prior Agreements. There are no other agreements between Company and Executive regarding the subject matter of this Amendment. This Amendment is the entire agreement of the parties with respect to its subject matter and supersedes any and all prior or contemporaneous discussions, representations, understandings or agreements regarding its subject matter.

6. Assigns and Successors. The rights and obligations of Company and Executive under this Amendment shall inure to the benefit of and shall be binding upon the successors and assigns of Company and Executive, respectively, provided, however, that Executive shall not assign or anticipate any of his rights hereunder, whether by operation of law or otherwise. For purposes of this Agreement, “Company” shall also refer to any successor to Holding Company or Bank, whether such succession occurs by merger, consolidation, purchase and assumption, sale of assets or otherwise.

IN WITNESS WHEREOF, the parties hereto have caused the due execution of this Agreement as of the date first set forth above.

Attest: _______________________________ Name: _________________________ Title: __________________________	Holding Company: DNB FINANCIAL CORPORATION By:________________________________ Name: _________________________ Title: __________________________
Attest: _______________________________ Name: _________________________ Title: __________________________	Bank DNB FIRST, NATIONAL ASSOCIATION By:________________________________ Name: _________________________ Title: __________________________
Witness: _______________________________ Print Name: _____________________	Executive: _______________________________ Name: __________________________ Individually